Exhibit 99



                  UNISOURCE ENERGY CORPORATION

                  TUCSON ELECTRIC POWER COMPANY

                         ______________

                STATEMENTS OF CORPORATE OFFICERS
   (Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)


                         ______________


     Each of the undersigned, James S. Pignatelli, Chairman of the Board, President and Chief Executive Officer of UniSource Energy Corporation and Tucson Electric Power Company (each a "Company"), and Kevin P. Larson, Vice President, Treasurer and Chief Financial Officer of each Company, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that each Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of such Company.

August 9, 2002


                              /s/  James S. Pignatelli
                              ------------------------
                                   James S. Pignatelli
                              Chairman of the Board, President
                                and Chief Executive Officer
                                UniSource Energy Corporation
                                Tucson Electric Power Company


                              /s/  Kevin P. Larson
                              ------------------------
                                   Kevin P. Larson
                              Vice President, Treasurer and
                                Chief Financial Officer
                                UniSource Energy Corporation
                                Tucson Electric Power Company